As filed with the Securities and Exchange Commission on ______, 2006
Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________

ACACIA RESEARCH CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-4405754
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

500 Newport Center Drive
Newport Beach, California 92660
(Address principal executive offices)

2002 CombiMatrix Stock Incentive Plan

2002 Acacia Technologies Stock Incentive Plan
(Full Titles of the Plans)

Paul R. Ryan
Chairman and Chief Executive Officer
500 Newport Center Drive
Newport Beach, California 92660
(Name and Address of Agent for Service)

(949) 480-8300
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
2002 CombiMatrix Stock Incentive Plan Acacia Research - CombiMatrix Common Stock, $0.001 par value (options available for future grant)	600,000 shares	$1.51	$906,000	$96.94
2002 Acacia Technologies Stock Incentive Plan Acacia Research - Acacia Technologies Common Stock, $0.001 par value (options available for future grant)	500,000 shares	$7.535	$3,767,500	$403.12
TOTAL	1,100,000 shares			$500.06

(1)

Represents additional shares issuable under the 2002 CombiMatrix Stock Incentive Plan and the 2002 Acacia Technologies Stock Incentive Plan (together, the “Plans”) by reason of the automatic share increase provisions of each of the Plans. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock attributable to these registered shares which become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)	The proposed maximum offering price per share is estimated solely for the purpose of computing the amount of the registration fee .
(3)

With respect to the 600,000 shares of Acacia Research - CombiMatrix Common Stock reserved for future issuance under the 2002 CombiMatrix Stock Incentive Plan, the proposed maximum offering price per share is based on the average of the high and low sale price of $1.51 per share of the Acacia Research - CombiMatrix Common Stock reported on the Nasdaq National Market on January 31, 2006 pursuant to Rule 457(c) and (h) of the Securities Act. With respect to the 500,000 shares of Acacia Research - Acacia Technologies Common Stock reserved for future issuance under the 2002 Acacia Technologies Stock Incentive Plan, the proposed maximum offering price per share is based on the average of the high and low sale price of $7.535 per share of the Acacia Research - Acacia Technologies Common Stock reported on the Nasdaq National Market on January 31, 2006 pursuant to Rule 457(c) and (h) of the Securities Act.

This Registration Statement on Form S-8 registers the offer and sale of an additional 600,000 shares of Acacia Research-CombiMatrix Common Stock for issuance under the 2002 CombiMatrix Stock Incentive Plan and an additional 500,000 shares of Acacia Research-Acacia Technologies Common Stock for issuance under the 2002 Acacia Technologies Stock Incentive Plan. In accordance with Instruction E to form S-8, the contents of the prior Registration Statement relating to the Plans, Commission File No. 333-127583, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Report on Form 8-K as filed with the Commission on August 25, 2005;

(b)	The Registrant’s Prospectus on Form 424(b)(5) as filed with the Commission on September 16, 2005;

(c)	The Registrant’s Registration Adding Securities on Form S-3MEF as filed with the Commission on September 16, 2005;

(d)	The Registrant’s Report on Form 8-K as filed with the Commission on September 19, 2005;

(e)	The Registrant’s Report on Form 8-K as filed with the Commission on October 20, 2005;

(f)	The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, as filed with the Commission on November 7, 2005;

(g)	The Registrant’s Report on Form 8-K as filed with the Commission on January 9, 2006;

(h)	The Registrant’s Report on Form 8-K as filed with the Commission on January 26, 2006;

(i)
The description of the Registrant's Acacia Research-CombiMatrix common stock and Acacia Research-Acacia Technologies common stock contained in the Registration Statement on Form 8-A as filed with the Commission on December 19, 2002 and any amendment or report filed with the Commission for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Exhibit
5.1	Opinion of Greenberg Traurig LLP
23.1	Consent of Independent Registered Public Accounting Firm regarding Acacia Research Corporation
23.2	Consent of Independent Registered Public Accounting Firm regarding Acacia Technologies Group
23.3	Consent of Independent Registered Public Accounting Firm regarding CombiMatrix Group
23.4	Consent of Greenberg Traurig LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (contained on page II-2 of this registration statement)
99.1	2002 CombiMatrix Stock Incentive Plan*
99.2	2002 Acacia Technologies Stock Incentive Plan*
___________
*Incorporated by reference from Acacia Research's Registration Statement on Form S-8 (File No. 333-102181).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 1st day of February, 2006.

ACACIA RESEARCH CORPORATION

By:	/s/ Paul R. Ryan
Paul R. Ryan
Chairman and Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of Acacia Research Corporation hereby constitute and appoint Paul R. Ryan and Clayton J. Haynes and each of them, as his true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and new registration statements relating to this Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Paul R. Ryan Paul R. Ryan	Chief Executive Officer and Chairman (Principal Executive Officer)	February 1, 2006

/s/ Clayton J. Haynes Clayton J. Haynes	Chief Financial Officer (Principal Financial and Accounting Officer)	February 1, 2006

/s/ Robert L. Harris, II Robert L. Harris, II	President and Director	February 1, 2006

/s/ Thomas B. Akin Thomas B. Akin	Director	February 1, 2006

/s/ Rigdon Currie Rigdon Currie	Director	February 1, 2006

/s/ Fred A. de Boom Fred A. de Boom	Director	February 1, 2006

/s/ Edward W. Frykman Edward W. Frykman	Director	February 1, 2006

/s/ G. Louis Graziadio, III G. Louis Graziadio, III	Director	February 1, 2006

/s/ Amit Kumar Amit Kumar	Director	February 1, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit
5.1	Opinion of Greenberg Traurig, LLP
23.1	Consent of Independent Registered Public Accounting Firm regarding Acacia Research Corporation
23.2	Consent of Independent Registered Public Accounting Firm regarding Acacia Technologies Group
23.3	Consent of Independent Registered Public Accounting Firm regarding CombiMatrix Group
23.2	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (contained on page II-2 of this registration statement)
99.1	2002 CombiMatrix Stock Incentive Plan*
99.2	2002 Acacia Technologies Stock Incentive Plan*
___________
*Incorporated by reference from Acacia Research's Registration Statement on Form S-8 (File No. 333-102181).